                           SCHEDULE 14A INFORMATION

              Consent Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [  ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Consent Statement        [  ] Confidential, for Use of
                                               the Commission Only (as
                                               permitted by Rule 14a-6(e)(2))
[ ]  Definitive Consent Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Oregon Steel Mills, Inc.
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               (Name of Registrant as Specified In Its Charter)

      Committee to Restore Shareholder Value at Oregon Steel Mills, Inc.
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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                    Committee to Restore Shareholder Value
                          at Oregon Steel Mills, Inc.
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February 16, 1999


Dear Oregon Steel Mills ESOP participant:

You recently received solicitation materials from the Committee to Restore Shareholder Value at Oregon Steel Mills, Inc. (the "Committee"), including a definitive solicitation statement, a gold consent card and a four-page letter, urging you to consent to the adoption of three non-binding corporate governance proposals designed to enhance value and management accountability at Oregon Steel Mills, Inc.

Due to a clerical error, the four-page letter sent to some ESOP participants contained the following statement on page 1: "When a company's value as a going concern falls below the value of its plant and equipment, it is a dramatic vote of no confidence by Wall Street, and a sign that a company's assets are not being managed effectively." Although the Committee believes that the poor performance of Oregon Steel's stock over the last year reflects poorly on the company's management, we are unable to state that "Wall Street" has drawn any such conclusion.

Also, the letter sent to some ESOP participants stated incorrectly that the end of the 60-day period for delivering signed and dated consents was February 26, 1999. The correct date is February 22, 1999, unless Oregon Steel receives a consent card dated earlier than December 24, 1998, currently the earliest-dated consent delivered to the company. For further information, see the section of the Committee's definitive consent solicitation statement entitled "Voting Rights and Procedures."

Thank you for your support.



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